Exhibit 10.25

FORM OF INCENTIVE AGREEMENT

FOR THE GRANT OF STOCK OPTIONS

UNDER THE

TIDEWATER INC. 2017 STOCK INCENTIVE PLAN

THIS AGREEMENT is entered into as of [_______] (the “Date of Grant”) by and between Tidewater Inc., a Delaware corporation (“Tidewater” and, together with its subsidiaries, the “Company”), and [______________] (the “Employee”). Capitalized terms used, but not defined, in this Agreement have the respective meanings provided in the Tidewater Inc. 2017 Stock Incentive Plan (the “Plan”).

WHEREAS, the Employee is a key employee of the Company and Tidewater considers it desirable and in its best interest that the Employee be given an added incentive to advance the interests of Tidewater in the form of an option to purchase shares of the common stock of Tidewater, $0.001 par value per share (the “Common Stock”) in accordance with the Plan.

NOW, THEREFORE, in consideration of these premises and the mutual promises and covenants contained in this Agreement, it is agreed by and between the parties as follows:

ARTICLE I
STOCK OPTIONS

1.1     Grant of Options. Effective on the Date of Grant, Tidewater hereby grants to the Employee the right, privilege, and option to purchase a total number of _______ shares of Common Stock (the “Option”) at a price of $[____] per share (the “Exercise Price”), which represents [____]% of the Fair Market Value of a share of Common Stock on the Date of Grant. The Option is a non-qualified stock option and will vest and be exercisable at the times specified in Section 1.2 below.

1.2     Time of Exercise.

(a)     The Option will vest in [____] equal installments on [____], provided that, except as provided in Section 1.3, the Employee remains employed by the Company on the applicable vesting date.

(b)     The Option will terminate ten years following the Date of Grant and may terminate earlier as provided in the Plan or Section 1.3 of this Agreement.

1.3     Effect of Termination of Employment or a Change of Control.

(a)     Upon the Employee’s death or termination of employment due to disability (as determined by the Committee in accordance with Section 409A of the Code, his “Disability”): (i) any unvested portion of the Option will immediately vest in full and (ii) the entire unexercised portion of the Option may be exercised within two years from the date of the Employee’s termination of employment, but in no event later than ten years after the Date of Grant.

(b)     Except as otherwise provided in this Section 1.3 or as otherwise determined by the Committee in its sole discretion, termination of the Employee’s employment with the Company will result in the forfeiture of any portion of the Option that is unvested as of the date of termination of employment. Any portion of the Option that was vested but unexercised as of the date of termination of employment may be exercised within 90 days following termination of employment, but in no event later than ten years after the Date of Grant.

1.4     Method of Exercise of Option.

(a)     The Employee may exercise all or a portion of the Option by delivering to the Company a written notice of his intent to exercise the Option, which specifies the number of shares of Common Stock to be purchased. Upon receiving such notice, and as soon as reasonably practicable after the Company has received full payment of the aggregate Exercise Price due in accordance with the Plan, including as provided in Section 1.4(b) below, the appropriate officer of the Company will cause the number of shares of Common Stock which the Employee has purchased to be transferred to the Employee or his nominee via book entry.

(b)     As permitted by Plan, the Committee has authorized the use of the net exercise procedure described in the Plan for the exercise of the Option.

(c)     During the Employee’s lifetime, the Option may be exercised only by the Employee or, in the event of the Employee’s Disability, by the Employee’s legal representative. Following the Employee’s death, the Option may be exercised by the Employee’s estate or by the person to whom such right devolves from him by reason of the Employee’s death. In all cases, any party other than the Employee who seeks to exercise the Option must provide legal proof satisfactory to the Company of his or her right to do so.

1.5     Automatic Exercise of Option Prior to Expiration. Notwithstanding any other provision of the Plan or this Agreement, on the last trading day prior to the day on which the Option is scheduled to terminate pursuant to the Plan or this Agreement, any portion of the Option that is vested, unexercised, and outstanding on such date (any such portion, the “Eligible NQSO”) will be automatically exercised, but only if the Exercise Price is less than the Fair Market Value of a share of Common Stock on such date and the automatic exercise will result in the issuance of at least one whole share of Common Stock to the Employee after payment of the aggregate Exercise Price and any applicable tax withholding (together, the “Exercise Cost”). Payment of the Exercise Cost will be made by a net settlement of the Eligible NQSO whereby the number of shares of Common Stock to be issued upon exercise is reduced by a number of shares having a Fair Market Value on the date of exercise equal to the Exercise Cost.

1.6     Non-Transferability. The Option may not be transferred, assigned, pledged, hypothecated, or otherwise encumbered by the Employee in any manner, by operation of law or otherwise, other than by will, by the laws of descent and distribution, or pursuant to a domestic relations order as defined in the Code, and will not be subject to execution, attachment, or similar process.

ARTICLE II
RECOVERY RIGHT OF TIDEWATER

Tidewater has the right to recover the Option or shares of Common Stock acquired upon the exercise of the Option (collectively, for purposes of this Article II, the “Award”), if (a) the grant, vesting, or value of such Award was based on the achievement of financial results that were subsequently the subject of a restatement; (b) the Employee is subject to Tidewater’s Executive Compensation Recovery Policy; (c) the Employee engaged in intentional misconduct that caused or partially caused the need for such restatement; and (d) the effect of the restatement was to decrease the financial results such that the Award would not have been earned or would have had a lesser value. The Employee accepts the Award subject to such recovery rights of Tidewater and in the event Tidewater exercises such rights, the Employee agrees to promptly return the Award to Tidewater upon demand. If the Employee no longer holds the Award at the time of demand by Tidewater, the Employee agrees to pay to Tidewater, without interest, all cash, securities, or other assets received by the Employee upon the sale or transfer of such Award. Tidewater may, if it chooses, effect such recovery by withholding from other amounts due to the Employee by the Company.

ARTICLE III
WITHHOLDING TAXES

Notwithstanding Section 13(b) of the Plan, if the Employee is subject to Section 16 of the 1934 Act, the Committee may not disapprove of the Employee’s right to make an Election with respect to the RSUs as provided in Section 13(a) of the Plan. At any time that the Employee is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of an Option, unless the Employee has previously provided the Company with payment of all applicable withholding taxes, Tidewater will withhold, from the shares of Common Stock to be issued upon exercise of the Option, shares with a value equal to the maximum statutory amount required to be withheld. As provided in the Plan, the value of the shares to be withheld will be based on the Fair Market Value of the Common Stock on the Tax Date.

ARTICLE IV
NO CONTRACT OF EMPLOYMENT INTENDED

Nothing in this Agreement will confer upon the Employee any right to continue in the employment of the Company, or to interfere in any way with the right of the Company to terminate the Employee’s employment relationship with the Company at any time.

ARTICLE V
RESTRICTIVE COVENANTS

5.1     Non-Disclosure of Confidential Information. The Employee agrees to hold in a fiduciary capacity and for the benefit of the Company all Confidential Information that will have been obtained by the Employee during his employment (whether prior to or after the Date of Grant) and will use such Confidential Information solely in the good-faith performance of his duties for the Company. During his employment and after his termination of employment, the Employee agrees (a) not to communicate or make available to any person or entity (other than the Company) any such Confidential Information, except upon the prior written authorization of the Company or as may be required by law or legal process, and (b) to deliver promptly to the Company upon its written request any Confidential Information in his possession. In the event that the provisions of any applicable law or the order of any court would require the Employee to disclose or otherwise make available any Confidential Information to a governmental authority or to any other third party, the Employee agrees to give the Company, unless it is unlawful to do so, prompt prior written notice of such required disclosure and, if possible given the terms of any production order of the judicial governmental or administrative body, an opportunity to contest the requirement of such disclosure or apply for a protective order with respect to such Confidential Information by appropriate proceedings. Notwithstanding the foregoing, the Employee understands that nothing contained in this Agreement limits his ability: (x) to file a charge or complaint with any federal, state, or local governmental agency or commission (“Government Agencies”); (y) to communicate with any Government Agency or otherwise participate in any investigation or proceeding conducted by any Government Agency, without notice to the Company; or (z) to receive an award for information provided to any Government Agency.

5.2     Covenant Not to Compete. During the Employee’s term of employment and any Non-Compete Period (as defined below), the Employee agrees that he will not engage in competitive activities within any jurisdiction, whether in the United States or internationally, in which the Company carries on a like line of business (collectively, the “Restricted Area”), as follows:

(a)     The Employee will not, directly or indirectly, for himself or others or in association with any other person, own, manage, operate, control, be employed in an executive, managerial, or supervisory capacity by, or otherwise engage or participate in, or allow his skill, knowledge, experience or reputation to be used in connection with, the ownership, management, operation, or control of any company or other business enterprise that is competitive with any business in which the Company is engaged from time to time (the “Business”) within any of the Restricted Area; provided, however, that nothing contained in this Agreement prohibits the Employee from making passive investments as long as the Employee does not beneficially own more than 1% of the equity interests of a publicly traded business enterprise engaged in the Business within any of the Restricted Area. For purposes of this paragraph, “beneficially own” has the same meaning ascribed to that term in Rule 13d-3 promulgated under the 1934 Act.

(b)     The Employee will not, directly or indirectly, for himself or others or in association with any other person, solicit any customer of the Business or of the Company, or otherwise interfere, induce, or attempt to induce any customer, supplier, licensee, or business relation of the Company for the purpose of soliciting, diverting, interfering, or enticing away the business of such customer, supplier, licensee, or business relation, or otherwise disrupting any previously established relationship existing between such customer, supplier, licensee, or business relation and the Company.

(c)     In the event that the Employee’s employment ends prior to the third anniversary of the Date of Grant and vesting of any portion of the Option granted under this Agreement is accelerated, the Employee agrees to continue to abide by the provisions of this Section 5.2 through the earlier to occur of the third anniversary of the Date of Grant or the first anniversary of his termination of employment (such period, the “Non-Compete Period”).

(d)     Without limiting Article X, the Employee and Tidewater acknowledge that the Company is a company with extensive worldwide and offshore operations and it is their intent that the non-competition contained in this Section 5.2 be given as broad a geographic effect as is lawful. Accordingly, it is the parties’ intent that this Section 5.2 be given effect throughout the United States and worldwide, to the extent that the Employee would seek to provide prohibited services to a company in competition with the Company in any of the jurisdictions in which it operates. To the extent that a court of relevant jurisdiction determines the geographic scope set forth in this Section 5.2 to be overbroad, the Employee and Tidewater hereby consent to such modification as the court may order such that the broadest possible geographic footprint of the non-competition covenant is enforceable.

5.3     Non-Solicitation. During the Employee’s term of employment and for one year thereafter (the “Restricted Period”), the Employee agrees that he will not, directly or indirectly, for himself or others or in association with any other person, make contact with any of the employees or independent contractors of the Company for the purpose of soliciting such employee or independent contractor for hire, whether as an employee or independent contractor, or for the purpose of inducing such person to leave the employ of the Company or cease providing services to the Company, or otherwise to disrupt the relationship of such person with the Company. In addition, during the Restricted Period, the Employee will not hire, on behalf of himself or any company engaged in the Business, any employee of the Company, whether or not such engagement is solicited by the Employee.

5.4     Injunctive Relief; Other Remedies. The Employee acknowledges that a breach or threatened breach by the Employee of this Section 5 would cause immediate and irreparable harm to the Company not fully compensable by money damages or the exact amount of which would be difficult to ascertain, and therefore the Company will not have an adequate monetary remedy at law. Accordingly, the Employee agrees that, in the event of a breach or threatened breach by the Employee of the provisions of this Section 5, the Company will be entitled to injunctive relief to prevent or curtail any such breach of threatened breach without the necessity of posting any bond or security or showing proof of actual damage or irreparable injury. Nothing in this Agreement will be construed as prohibiting the Company from pursuing any other remedy at law or in equity to which the Company may be entitled under applicable law in the event of a breach or threatened breach of this Agreement by the Employee, including, without limitation, the recovery of damages, costs, and expenses, such as reasonable attorneys’ fees, incurred by the Company as a result of any such breach or threatened breach. Nothing contained in this Agreement will be deemed to impair the Employee’s right to indemnification pursuant to (a) Tidewater’s certificate of incorporation or by-laws, (b) any Company insurance policy, (c) any indemnification agreement Employee may have with the Company, or (d) any policy, plan, or program maintained or sponsored by the Company.

5.5     Employee’s Understanding of this Section 5. The Employee acknowledges that the definition of Business, as well as the geographic and temporal scope of the covenants contained in this Section 5 are the result of arm’s-length bargaining and are fair and reasonable in light of (a) the importance of the functions performed by the Employee, (b) the nature and wide geographic scope of the operations of the Company, and (c) the Employee’s level of control over and contact with the business and operations of the Company.

ARTICLE VI
BINDING EFFECT

This Agreement will inure to the benefit of and be binding upon Tidewater and the Employee and their respective heirs, executors, administrators and successors.

ARTICLE VII
AMENDMENT, MODIFICATION, AND TERMINATION

The Committee may amend, modify or terminate the Option at any time prior to exercise in any manner not inconsistent with the terms of the Plan. Notwithstanding the foregoing, no amendment, modification or termination may materially impair the rights of an Employee under this Agreement without the consent of the Employee.

ARTICLE VIII
INCONSISTENT PROVISIONS

The Option is subject to the provisions of the Plan, as in effect on the date of this Agreement and as it may be amended. In the event any provision of this Agreement conflicts with such a provision of the Plan, the Plan provision will control. The Employee acknowledges that a copy of the Plan was distributed to the Employee and that the Employee was advised to review such Plan prior to entering into this Agreement. The Employee waives the right to claim that the provisions of the Plan are not binding upon the Employee and the Employee’s heirs, executors, administrators, legal representatives and successors.

ARTICLE IX
GOVERNING LAW

This Agreement will be governed by and construed in accordance with the laws of the State of Texas.

ARTICLE X
SEVERABILITY

If any term or provision of this Agreement, or the application thereof to any person or circumstance, will at any time or to any extent be invalid, illegal or unenforceable in any respect as written, the Employee and Tidewater intend for any court construing this Agreement to modify or limit such provision so as to render it valid and enforceable to the fullest extent allowed by law. Any such provision that is not susceptible of such reformation will be ignored so as to not affect any other term or provision hereof, and the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, will not be affected thereby and each term and provision of this Agreement will be valid and enforced to the fullest extent permitted by law.

ARTICLE XI
ELECTRONIC DELIVERY AND EXECUTION OF DOCUMENTS

11.1     The Company may, in its sole discretion, deliver any documents related to the Employee’s current or future participation in the Plan or any other equity compensation plan of the Company by electronic means or request Employee’s consent to the terms of an award by electronic means. Such documents may include the plan, any grant notice, this Agreement, the plan prospectus, and any reports of Tidewater provided generally to Tidewater’s stockholders. In addition, the Employee may deliver any grant notice or award agreement to the Company or to such third party involved in administering the applicable plan as the Company may designate from time to time. By accepting the terms of this Agreement, the Employee also hereby consents to participate in such plans and to execute agreements setting the terms of participation through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

11.2     The Employee acknowledges that the Employee has read Section 11.1 of this Agreement and consents to the electronic delivery and electronic execution of plan documents as described in Section 11.1. The Employee acknowledges that he may receive from the Company a paper copy of any documents delivered electronically at no cost to the Employee by contacting the Company by telephone or in writing.

ARTICLE XII
NOTICE

Tidewater’s address for receipt of notices related to this Agreement is its principal executive offices as disclosed in its filings with the Securities and Exchange Commission, addressed to the Office of General Counsel. All notices to the Employee will be delivered to the Employee’s most recent address as provided to the Company’s human resources department.

ARTICLE XIII
ENTIRE AGREEMENT; MODIFICATION

The Plan and this Agreement (including the Term Sheet) constitute the entire agreement between the parties with respect to the subject matter contained in this Agreement. This Agreement may not be modified without the approval of the Committee and the Employee, except as provided in the Plan, as it may be amended from time to time in the manner provided in the Plan, or in this Agreement, as it may be amended from time to time. Any oral or written agreements, representations, warranties, written inducements, or other communications with respect to the subject matter contained in this Agreement made prior to the execution of this Agreement will be void and ineffective for all purposes.

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By clicking the “Accept” button, the Employee represents that he is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. The Employee has reviewed the Plan, this Agreement, and the prospectus in their entirety and fully understands all provisions of this Agreement. The Employee agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

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